      As filed with the Securities and Exchange Commission on March 4, 2002
                                                      Registration No. 333-66986
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                  POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO
                     FORM S-4 REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                             BARR LABORATORIES, INC.
             (Exact name of Registrant as specified in its charter)


             New York                                   2834                                    22-1927534
 (State or other jurisdiction of             (Primary Standard Industrial          (I.R.S. Employer Identification No.)
  incorporation or organization)              Classification Code Number)

                                 Two Quaker Road
                                 P.O. Box D 2900
                           Pomona, New York 10970-0519
                                 (845) 362-1100

   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

              Duramed Pharmaceuticals, Inc. 1986 Stock Option Plan
              Duramed Pharmaceuticals, Inc. 1988 Stock Option Plan
 Duramed Pharmaceuticals, Inc. 1991 Stock Option Plan for Non-Employee Directors
              Duramed Pharmaceuticals, Inc. 1997 Stock Option Plan
              Duramed Pharmaceuticals, Inc. 2000 Stock Option Plan

                                  -------------

                           Frederick J. Killion, Esq.
                    Senior Vice President and General Counsel
                             Barr Laboratories, Inc.
                                 Two Quaker Road
                                 P.O. Box D 2900
                           Pomona, New York 10970-0519
                                 (845) 362-1100

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                 ---------------

                  Please send copies of all communications to:

                             Robert W. Ericson, Esq.
                                Winston & Strawn
                                 200 Park Avenue

                            New York, New York 10166
                                 (212) 294-6700


                         CALCULATION OF REGISTRATION FEE

                                                          Proposed Maximum
Title of Securities to be            Amount                   Offering              Proposed Maximum             Amount of
      Registered (1)            to be Registered           Price Per Unit       Aggregate Offering Price      Registration Fee
      Common Stock,               792, 893(2)                 N.A.(3)                   N.A.(3)                   N.A.(3)
     $0.01 per share

(1) This post-effective amendment No. 1 relates to securities of the registrant originally registered on registrant's registration statement on Form S-4 (333-66986), which was amended by Amendment No. 1 on September 7, 2001 and became effective on September 11, 2001, and to which this post-effective amendment No. 1 is an amendment.

(2) Consisting of, on an as converted basis, 792,893 shares of common stock, par value $0.01 per share, of Barr Laboratories, Inc. ("Barr common stock") reserved for issuance pursuant to the exercise of certain stock option plans assumed by the registrant in connection with the merger of Beta Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant, with and into Duramed Pharmaceuticals, Inc.

(3) Not applicable. All filing fees payable in connection with the issuance of these securities were paid in connection with the filing of the registrant's registration statement on Form S-4 referenced above.

                             INTRODUCTORY STATEMENT

         Barr Laboratories, Inc., a New York corporation ("Barr"), hereby amends its registration statement on Form S-4 (No. 333-66986), which was amended by Amendment No. 1 on September 7, 2001 and became effective on September 11, 2001, by filing this post-effective amendment No. 1 on Form S-8 relating to the sale of up to 792,893 shares of Barr common stock issuable upon the exercise of the stock options granted under the Duramed Pharmaceuticals, Inc. 1986 Stock Option Plan, the Duramed Pharmaceuticals, Inc. 1988 Stock Option Plan, the Duramed Pharmaceuticals, Inc. 1991 Stock Option Plan for Non-Employee Directors, the Duramed Pharmaceuticals, Inc. 1997 Stock Option Plan and the Duramed Pharmaceuticals, Inc. 2000 Stock Option Plan, all as amended (collectively, the "Duramed Plans").

         On October 24, 2001, Barr and Duramed Pharmaceuticals, Inc., a Delaware corporation ("Duramed"), consummated the merger of Duramed with and into Beta Merger Sub I, Inc., a Delaware corporation and our wholly-owned subsidiary, as provided by the agreement and plan of merger, dated as of June 29, 2001, by and among Barr, Duramed and Beta Merger Sub I, Inc. Duramed's common stock is no longer transferable, and all certificates evidencing shares of Duramed common stock represent only the right to receive, without interest, shares of Barr common stock pursuant to the merger agreement. In connection with the merger, Barr assumed all of the Duramed Plans which will constitute an option to acquire, on substantially the same terms and conditions as were applicable under such option immediately prior to the completion of the merger, the number of shares of Barr common stock (rounded down to the nearest whole share) equal to the number of shares of Duramed common stock that could have been acquired under such Duramed Plans multiplied by .2562. The exercise price of such options shall be equal to (x) the aggregate exercise price for Duramed common stock purchasable pursuant to the terms of such Duramed Plans divided by (y) .2562.

         The designation of this post-effective amendment as Registration No. 333-66986 denotes that this post-effective amendment relates only to the shares of Barr common stock issuable upon the exercise of stock options under the Duramed Plans and that this is the post-effective amendment on Form S-8 to the Form S-4 filed with respect to such shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed by Barr with the Securities and Exchange Commission are in incorporated herein by reference:

         - annual report on Form 10-K for the fiscal year ended June 30, 2001, filed on August 24, 2001

         - quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2001, filed on November 14, 2001

         - quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2001, filed on February 12, 2002

         -        current report on Form 8-K, filed on September 21, 2001

         -        current report on Form 8-K, filed on November 7, 2001

         -        current report on Form 8-K, filed on December 20, 2001

         - the description of Barr common stock contained in Item 1 of registration statement on Form 8-A12B, as filed with the Securities and Exchange Commission on January 30, 1998 pursuant to Section 12(b) of the Securities Act.

         - Duramed Pharmaceuticals, Inc. 2000 Stock Option Plan, as filed as an exhibit to Duramed Pharmaceuticals, Inc.'s proxy statement relating to the 2000 Annual Meeting of Stockholders, filed on August 1, 2000

         - Duramed Pharmaceuticals, Inc. 1997 Stock Option Plan, as filed as an exhibit to Duramed Pharmaceuticals, Inc.'s proxy statement relating to the 1997 Annual Meeting of Stockholders, filed on August 26, 1997

         - Duramed Pharmaceuticals, Inc. 1991 Stock Option Plan for Non-Employee Directors, as filed as an exhibit to Duramed Pharmaceuticals, Inc.'s proxy statement relating to the 1993 Annual Meeting of Stockholders, filed on July 27, 1993

         - Duramed Pharmaceuticals, Inc. 1988 Stock Option Plan, as filed as an exhibit to Duramed Pharmaceuticals, Inc.'s proxy statement relating to the 1993 Annual Meeting of Stockholders, filed on July 27, 1993

         - Duramed Pharmaceuticals, Inc. 1986 Stock Option Plan, as filed as an exhibit to Duramed Pharmaceuticals, Inc.'s annual report on Form 10-K for the fiscal year ended December 31, 1992, filed on May 26, 1993

         Barr also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by Barr pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Securities and Exchange Commission of the registrant's annual report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such annual report on Form 10-K.

          Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          The validity of the issuance of the shares Barr common stock being registered hereby has been passed upon for the registrant by Winston & Strawn, New York, New York which from time to time acts as counsel for Barr and its subsidiaries.

 Item 6. Indemnification of Directors and Officers.

          Sections 721 through 726 of the New York Business Corporation Law contain detailed provisions for indemnification of directors and officers of New York corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Such statutory provisions are not exclusive of any rights to indemnification granted under Barr's certificate of incorporation, bylaws, indemnification agreements or otherwise.

         Article Eight of Barr's certificate of incorporation and Article X of Barr's bylaws, permits, but do not require, us to indemnify our directors and officers to the fullest extent permitted by law.

         Barr has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) it against certain costs which Barr might be required to pay by way of indemnification of its directors and officers under its certificate of incorporation or bylaws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by Barr. In addition, Barr has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which Barr, or the fiduciaries under its employee benefit plans, which may include its directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

         4.1 Composite Restated Certificate of Incorporation of Barr Laboratories, Inc. (incorporated herein by reference to Barr's Annual Report on Form 10-K for Fiscal Year ended June 30, 1999, filed on August 31, 1999).

         4.2 Bylaws of Barr Laboratories, Inc. (incorporated herein by reference to Barr's Annual Report on Form 10-K for Fiscal Year ended June 30, 1999, filed on August 31, 1999).

         5.1 Opinion of Winston & Strawn regarding the validity of securities to be issued

         23.1     Consent of Deloitte & Touche LLP

         23.2     Consent of Winston & Strawn (included in Exhibit 5.1)

         24.1 Power of Attorney (incorporated herein by reference to signature page to Barr's Registration Statement on Form S-4 (333-66986) dated August 6, 2001)

         99.1 1986 Stock Option Plan, as amended through February 16, 1994 (incorporated herein by reference to Duramed Pharmaceuticals, Inc.'s Annual Report on Form-10K for Fiscal Year ended December 31, 1992, filed on May 26, 1993)

         99.2 1988 Stock Option Plan, as amended through July 24, 1998 (incorporated herein by reference to Duramed Pharmaceuticals, Inc.'s Proxy Statement relating to the 1993 Annual Meeting of Stockholders, filed on July 27, 1993)

         99.3 1991 Stock Option Plan for Non-Employee Directors, as amended through July 24, 1998 (incorporated herein by reference to Duramed Pharmaceuticals, Inc.'s Proxy Statement relating to the 1993 Annual Meeting of Stockholders, filed on July 27,
                  1993)

         99.4 1997 Stock Option Plan (incorporated herein by reference to Duramed Pharmaceuticals, Inc.'s Proxy Statement relating to the 1997 Annual Meeting of Stockholders, filed on August 26,
                  1997)

         99.5 2000 Stock Option Plan, as amended through January 19, 2001 (incorporated herein by reference to Duramed Pharmaceuticals, Inc.'s Proxy Statement relating to the 2000 Annual Meeting of Stockholders, filed on August 1, 2000)

Item 9. Undertakings.

(a)      The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 on Form S-8 to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Pomona, New York on March 4, 2002.


                                BARR LABORATORIES, INC.

                                By: /s/ Bruce L. Downey
                                    ------------------------------------
                                    Name:    Bruce L. Downey
                                    Title:   Chairman of the Board of Directors
                                             and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment No. 1 on Form S-8 to Form S-4 has been signed by the following persons in the capacities indicated.

Signature                                             Title                                 Date
---------                                             -----                                 ----
(1)  Principal Executive Officer
                                                      Chairman of the Board of Directors
                                                      and                                   March 4, 2002
                                                      Chief Executive Officer
/s/ Bruce L. Downey
--------------------------------------
Bruce L. Downey

(2)  Principal Financial Officer and
     Principal Accounting Officer
                                                                                            March 4, 2002

/s/ William T. McKee                                  Senior Vice President,
--------------------------------------                Chief Financial Officer,
William T. McKee                                      Treasurer and Secretary

(3)  Other Directors

                                                      Vice Chairman of the                  March 4, 2002
**                                                    Board of Directors
--------------------------------------
Edwin A. Cohen


**                                                    Director                              March 4, 2002
--------------------------------------
Carole S. Ben-Maimon

                                                      President,
**                                                    Chief Operating Officer
--------------------------------------                and Director                          March 4, 2002
Paul M. Bisaro



**                                                    Director                              March 4, 2002
--------------------------------------
Robert J. Bolger

Signature                                             Title                                 Date
---------                                             -----                                 ----

**                                                    Director                              March 4, 2002
--------------------------------------
Harold N. Chefitz


**                                                    Director                              March 4, 2002
--------------------------------------
Jacob M. Kay


**                                                    Director                              March 4, 2002
--------------------------------------
Bernard C. Sherman


**                                                    Director                              March 4, 2002
--------------------------------------
George P. Stephan


--------------------------------------                Director                              March 4, 2002
E. Thomas Arington


--------------------------------------                Director                              March 4, 2002
Richard R. Frankovic


--------------------------------------
Peter R. Seaver                                       Director                              March 4, 2002


** By
      --------------------------------
      William T. McKee
      Attorney-In-Fact

                                  EXHIBIT INDEX

Exhibits

4.1 Composite Restated Certificate of Incorporation of Barr Laboratories, Inc. (incorporated herein by reference to Barr's Annual Report on Form 10-K for Fiscal Year ended June 30, 1999, filed on August 31, 1999).

4.2 Bylaws of Barr Laboratories, Inc. (incorporated herein by reference to Barr's Annual Report on Form 10-K for Fiscal Year ended June 30, 1999, filed on August 31, 1999).

5.1 Opinion of Winston & Strawn regarding the validity of securities to be issued

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of Winston & Strawn (included in Exhibit 5.1)

24.1 Power of Attorney (incorporated herein by reference to signature page to Barr's Registration Statement on Form S-4 (333-66986) dated August 6, 2001)

99.1 1986 Stock Option Plan, as amended through February 16, 1994 (incorporated herein by reference to Duramed Pharmaceuticals, Inc.'s Annual Report on Form-10K for Fiscal Year ended December 31, 1992, filed on May 26, 1993)

99.2 1988 Stock Option Plan, as amended through July 24, 1998 (incorporated herein by reference to Duramed Pharmaceuticals, Inc.'s Proxy Statement relating to the 1993 Annual Meeting of Stockholders, filed on July 27,
         1993)

99.3 1991 Stock Option Plan for Non-Employee Directors, as amended through July 24, 1998 (incorporated herein by reference to Duramed Pharmaceuticals, Inc.'s Proxy Statement relating to the 1993 Annual Meeting of Stockholders, filed on July 27, 1993)

99.4 1997 Stock Option Plan (incorporated herein by reference to Duramed Pharmaceuticals, Inc.'s Proxy Statement relating to the 1997 Annual Meeting of Stockholders, filed on August 26, 1997)

99.5 2000 Stock Option Plan, as amended through January 19, 2001 (incorporated herein by reference to Duramed Pharmaceuticals, Inc.'s Proxy Statement relating to the 2000 Annual Meeting of Stockholders, filed on August 1, 2000)